UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 7, 2009
ACCESS TO MONEY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19657	93-0809419

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1101 Kings Highway N, Suite G100
Cherry Hill, New Jersey 08034
(Address of Principal Executive Offices) (Zip Code)
(856) 414-9100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On August 7, 2009, Access to Money, Inc.’s (the “Company,” “we” or “us”) management concluded that the Company’s interim consolidated financial statements for the three-month period ended March 31, 2009 contained in our quarterly report on Form 10-Q for the quarter ended March 31, 2009 needed to be restated and should no longer be relied upon.
     In connection with the preparation of our financial statements for the quarter ended June 30, 2009, we determined that the cumulative effect of the reclassification of warrants and the change in the fair value of warrants in accordance with Emerging Issue Task Force Issue No. 07-5 which we reported for the three-month period ended March 31, 2009 needed to be restated. Specifically, the financial statements will be restated to (i) change the cumulative effect of the reclassification of our outstanding warrants which will require a corresponding increase in total shareholders’ deficit, and (ii) record a credit to decrease the previously reported change in warrant value during the quarter ended March 31, 2009, which will result in a decrease in our net loss and a like decrease to accumulated deficit and total shareholders’ deficit.
     Our management has discussed the matters described in this Item 4.02 with members of the Audit Committee of our Board of Directors and our independent registered public accounting firm, Friedman LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS TO MONEY, INC.

	By:	/s/ Michael J. Dolan

	Name:	Michael J. Dolan
Date: August 11, 2009	Title:	Chief Financial Officer